Exhibit 10.1

First Amendment to the
Amended and Restated Director Deferred
 Compensation Master Agreement
This FIRST AMENDMENT is entered into this 21st day of July, 2015, but effective the 1st day of January, 2009, and amends the Amended and Restated Director Deferred Compensation Master Agreement (the “Director Plan”).  It is entered into by River Valley Financial Bank (the “Bank”) and the five directors of the Bank currently participating in the Director Plan.
WHEREAS, Section XII of the Director Plan provides that the Director Plan may be amended upon mutual written consent of the Bank and the Directors participating in the Director Plan; and
WHEREAS, the parties now desire to amend the Director Plan for the purpose of changing the Interest Factor;
NOW, THEREFORE, it is agreed by and between the Bank and the undersigned Directors as follows:
Section 1.16 of the Director Plan shall be amended and replaced as follows:
“1.16 “Interest Factor” means for each calendar year the average five year return on equity of the Bank for the five preceding calendar years, not to exceed ten percent (10%).”
IN WITNESS WHEREOF, the parties have executed this First Amendment effective as of the date indicated above.
DIRECTORS:	BANK:

RIVER VALLEY FINANCIAL BANK
/s/ Mathew P. Forrester
MATTHEW FORRESTER	By:	/s/ Matthew P. Forrester
	Title:	President and Chief Executive Officer
/s/ Michael Hensley
MICHAEL HENSLEY

/s/ Charles McKay
CHARLES MCKAY

/s/ Lonnie Collins
LONNIE COLLINS

/s/ Fred W. Koehler
FRED W. KOEHLER